                                                                      Exhibit 11
                                                                      ----------
                                                                     Page 1 of 2
                                   ADVO, Inc.

                COMPUTATION OF PRIMARY PER SHARE (LOSS) EARNINGS
                     (In thousands, except per share data)

                                                    Six months ended                     Three months ended
                                                -----------------------              -------------------------
                                                March 30,      March 25,             March 30,       March 25,
                                                    1996         1995                  1996            1995
                                                 --------      --------              --------         --------

(LOSS) EARNINGS APPLICABLE TO COMMON STOCK        $(8,337)      $11,479              $(14,374)        $ 2,803
                                                  ========      =======              =========        =======

AVERAGE COMMON AND COMMON EQUIVALENT
SHARES

Average common shares outstanding                  21,570        20,641                22,368          20,590
Assumed conversion or exercise of:
  Warrants                                              -         2,253                     -           2,260
  Stock Options                                         -           257                     -             273
  Restricted Stock                                      -            35                     -              38
                                                   ------        ------                ------          ------
Weighted average common and common
  equivalent shares (1)                            21,570        23,186                22,368          23,161
                                                   ======        ======                ======          ======

(LOSS) EARNINGS PER COMMON AND COMMON
EQUIVALENT SHARE                                   $ (.39)      $   .50                $ (.64)        $   .12
                                                  =======       =======               =======         =======


        (1) Weighted average common and common equivalent shares for the three and six months ended March 30, 1996 exclude the conversion of common stock equivalents because their effect would be anti-dilutive.

                                                            Exhibit 11
                                                            ----------
                                                            Page 2 of 2

                                   ADVO, Inc.

             COMPUTATION OF FULLY DILUTED PER SHARE (LOSS)EARNINGS
                     (In thousands, except per share data)


                                                        Six months ended             Three months ended
                                                     ----------------------        -----------------------
                                                     March 30,    March 25,        March 30,     March 25,
                                                       1996         1995             1996          1995
                                                     --------     --------         --------      --------
(LOSS) EARNINGS APPLICABLE TO FULLY
  DILUTED SHARES                                     $(8,337)      $11,479        $(14,374)      $ 2,803
                                                     ========      =======        =========      =======


FULLY DILUTED SHARES

Average common shares outstanding                      21,570       20,641          22,368        20,590
Assumed conversion or exercise of:
  Warrants                                                  -        2,280               -         2,280
  Stock Options                                             -          353               -           349
  Restricted Stock                                          -           53               -            50
                                                       ------       ------          ------        ------


Fully diluted shares (1)                               21,570       23,327          22,368        23,269
                                                      =======      =======         =======       =======

(LOSS)EARNINGS PER SHARE ASSUMING
FULL DILUTION                                          $ (.39)     $   .49          $ (.64)      $   .12
                                                       =======     =======          =======      =======


         (1) Weighted average common and common equivalent shares for the three and six months ended March 30, 1996 exclude the conversion of common stock equivalents because their effect would be anti-dilutive.